AMENDMENT NO. 1
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of July 24, 2008, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Agreement”), dated May 1, 2008, between Invesco Aim Advisors, Inc. (the “Adviser”), on behalf of AIM Funds Group, and each of AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc., and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Global Value Fund to AIM Global Core Equity Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
AIM Basic Balanced Fund
AIM European Small Company
AIM Global Core Equity Fund
AIM International Small Company Fund
AIM Mid Cap Basic Value Fund
AIM Select Equity Fund
AM Small Cap Equity Fund”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

INVESCO AIM ADVISORS, INC.

Adviser

By:	/s/ John M. Zerr

Name: John M. Zerr

Title: Senior Vice President

AIM FUNDS MANAGEMENT INC.

Sub-Adviser

By:	/s/ David C. Warren

Name: David C. Warren

Title: Executive Vice President & Chief Financial Officer

By:	/s/ Wayne Bolton

Name: Wayne Bolton

Title: Vice President, Compliance

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Christian Pushmann

Name: Christian Pushmann

Title: Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Michelle Moran

Name: Michelle Moran

Title: Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Mark Yesberg

Name: Mark Yesberg

Title: Head of Product & Marketing

INVESCO GLOBAL ASSET MANAGEMENT (N.A.), INC.

Sub-Adviser

By:	/s/ Jeffrey Kupor

Name: Jeffrey Kupor

Title: Secretary and General Counsel

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong

Name: Anna Tong

Title: Director

INVESCO INSTITUTIONAL (N.A.), INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary and General Counsel

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary and General Counsel

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